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                                                                     EXHIBIT 5.1


                               OPINION OF COUNSEL


February 3, 2000


Geron Corporation
230 Constitution Drive
Menlo Park, CA 94025

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Geron Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering for resale of 25,000 shares of the Company's Common Stock, with a par value of $.001 (the "Shares"), and an additional 50,000 shares of the Company's Common Stock issuable upon exercise of outstanding warrants (the "Warrant Shares"), in each case issued in connection with that certain professional services agreement (the "Agreement") by and between the Company and J.P. Morgan Securities Inc. dated as of April 8, 1999.

     In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as amended, the resolutions adopted by the Board of Directors of the Company on April 29, 1999, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the outstanding Shares are validly issued, fully paid and nonassessable and that the Warrant Shares, when issued and sold in accordance with the terms of the warrants, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Sincerely,



/s/ ANDREA VACHSS
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Andrea Vachss